EXHIBIT 99.1

Texada Ventures Inc. Changes its Name to Black Sea Metals, Inc.

November 7, 2011 – Manhattan Beach, CA

Black Sea Metals, Inc. (OTCBB: BLAK) (the “Company”) is pleased to announce it has effected its corporate name change from Texada Ventures Inc. to Black Sea Metals, Inc. effective November 7, 2011. Commencing, November 7, 2011, the Company’s common stock will be quoted under the ticker symbol BLAK (CUSIP: 09225C103).

Specific details of the name change are available at www.sec.gov on the Form 8-K dated November 7, 2011 filed by Black Sea Metals, Inc.

Contact:
Black Sea Metals, Inc.
Alastair S. Neill
Chief Executive Officer
(424) 247-9261

www.blackseametals.com